Pricing Supplement dated September 14, 1997                 Rule #424(b)(3)
(To Prospectus dated August 6, 1997)                        File No.333-28291

                         $200,000,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes



                                        Annual                                  Annual
                          Interest    Percentage                 Interest     Percentage
                            Rate         Yield                     Rate          Yield
 Maturity                Per Annum      (APY)*     Maturity      Per Annum       (APY)*
 --------                ---------      -----      --------      ---------       -----
 91 Days                   5.97%         6.15%     One Year        6.86%         7.10%
 Six Months                6.53%         6.75%     Two Years       7.14%         7.40%
 Eighteen Months           6.95%         7.20%     Four Years      7.56%         7.85%
 Thirty Months             7.23%         7.50%     Five Years      7.70%         8.00%




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*  Effective annual yield assumes interest reinvested at the current daily rate. Substantial penalty for early withdrawal.